Exhibit 5.1

November 10, 2021

The ONE Group Hospitality, Inc.

1624 Market Street, Suite 311

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as legal counsel to The ONE Group Hospitality, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering the offer and sale under the Securities Act of 1933 of 4,645,970 shares (the “Shares”) of the Common Stock of the Company on behalf of Jonathan Segal.

We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (d) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and of the selling stockholder.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

We consent to the filing this opinion with the Commission as an exhibit to the Registration Statement and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very Truly Yours,

/s/ Stoel Rives LLP

Stoel Rives LLP